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                                    EXHIBIT D

                         NOTICE OF WITHDRAWAL OF TENDER

                               Regarding Units of

                         ROBECO-SAGE TRITON FUND, L.L.C.

                   Tendered Pursuant to the Offer to Purchase

                               Dated June 1, 2009

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

             AT 12:00 MIDNIGHT, EASTERN TIME, ON JUNE 26, 2009, AND
                        THIS NOTICE OF WITHDRAWAL MUST BE

             RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,
                 ON JUNE 26, 2009, UNLESS THE OFFER IS EXTENDED.

          COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN OR DELIVER TO:

                         Robeco-Sage Triton Fund, L.L.C.
                           c/o UMB Fund Services, Inc.
                                  P.O. Box 2175
                           Milwaukee, Wisconsin 53201
                        Attn: Tender Offer Administrator

                           For additional information:

                              Phone: (877) 491-4991

                               Fax: (816) 860-3140

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Robeco-Sage Triton Fund, L.L.C.

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its units of limited liability company interests ("Units") in Robeco-Sage Triton Fund, L.L.C. (the "Fund"), or the tender of a portion of such Units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated
__________.

This tender was in the amount of:

     [ ]  All Units.

     [ ] Portion of Units expressed as a specific dollar value. (A minimum value greater than: $100,000, or such other amount as is determined by the Board of Managers must be maintained in the Fund (the "Required Minimum Balance").)

          $___________

     [ ] Portion of Units. (Must have a value greater than: $100,000, or such other amount as is determined by the Board of Managers.)

          Number of Units: __________


     [ ]  All Units in excess of the Required Minimum Balance.

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Units of the Fund (or portion of the Units) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.


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Robeco-Sage Triton Fund, L.L.C.

SIGNATURE(S).

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT TENANTS:


-------------------------------------   ----------------------------------------
Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON INVESTOR CERTIFICATION)


-------------------------------------   ----------------------------------------
Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON INVESTOR CERTIFICATION)


-------------------------------------   ----------------------------------------
Joint Tenant Signature if necessary     Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON INVESTOR CERTIFICATION)


-------------------------------------   ----------------------------------------
Print Name of Joint Tenant              Co-signatory if necessary
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED ON INVESTOR CERTIFICATION)


                                        ----------------------------------------
                                        Print Name and Title of Co-signatory

Date:
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